Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 10, 2014, is entered into by and between Guided Therapeutics, Inc., a Delaware corporation (“Company”), and Tonaquint, Inc., a Utah corporation, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Secured Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $1,275,000.00 (the “Note”). This Agreement, the Note, the Security Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW THEREFORE, Company and Investor hereby agree as follows:

1.                  Purchase and Sale of Note.

1.1.            Purchase of Note. On the Closing Date (as defined below), Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note.

1.2.            Form of Payment. On the Closing Date, (i) Investor shall pay $700,000.00 as full consideration for the Note to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to Company, in accordance with Company’s written wiring instructions, against delivery of the Note, and (ii) Company shall execute and deliver the Note on behalf of Company, to Investor, against delivery of the Purchase Price.

1.3.            Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about September 9, 2014, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

1.4.            Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $560,000.00 (the “OID”). In addition, Company agrees to pay $15,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The Purchase Price, therefore, shall be $700,000.00, computed as follows: $1,275,000.00 original principal balance, less the OID, less the Transaction Expense Amount.

1.5.            Security. The Note will be secured by certain assets of Company, as set forth in more detail in the Security Agreement attached hereto as Exhibit B (the “Security Agreement”).

2.                  Investor’s Representations and Warranties. Investor represents and warrants to Company that: (i) each of this Agreement and the Security Agreement have each been duly and validly authorized; (ii) each of this Agreement and the Security Agreement have been duly executed and delivered on behalf of Investor, and this Agreement and the Security Agreement each constitute a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D; (iv) Investor is experienced, sophisticated and knowledgeable in trading in securities of private and public companies and by reason of its respective business or financial experience or its own independent investigation, Investor is capable of evaluating the merits and risks of the transaction contemplated by the Transaction Documents; (v) Investor is acquiring the Note for investment, for its own account and not for the interest of any other person and not for distribution or resale to others; (vi) the Note (a) has not been and will not be registered under the Securities Act or the securities laws of any state, nor is any such registration contemplated and (b) is subject to restrictions on transferability and resale, and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, whether pursuant to registration thereunder or an exemption therefrom; and (vii) Investor is familiar with the Company and has been given the opportunity to ask questions of the officers and directors of the Company and to obtain (and has received to its satisfaction) such information about the business and financial conditions of the Company as it has reasonably requested. Notwithstanding the foregoing, nothing in this Section 2 shall be construed to modify, undermine or act as a defense to Company’s unconditional obligation to repay the Note.

3.                  Representations and Warranties of Company. Company represents and warrants to Investor that: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, properties, operations, financial condition or results of operations of the Company, or in its ability to perform its obligations under this Agreement; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby have been duly and validly authorized by Company; (iv) this Agreement, the Note and the Security Agreement have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (v) the execution and delivery of the Transaction Documents by Company, the issuance of the Note in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (c) to Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vi) no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor, except such authorizations, approvals and consents that have been obtained; (vii) with respect to any brokerage commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or that is a registered investment adviser or registered broker-dealer; and (viii) Investor shall have no obligation with respect to any such Broker Fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated herein that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

4.                  Company Covenants. Until all of Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (i) Company shall use the net proceeds received under the Note for working capital and general corporate purposes only; provided, however, Company will not use such proceeds to pay fees payable (A) to any broker or finder relating to the offer and sale of the Note unless such broker, finder, or other party is a registered investment adviser or registered broker-dealer and such fees are paid in full compliance with all applicable laws and regulations, or (B) to any other party relating to any financing transaction effected prior to the date hereof; and (ii) when issued, the Note will be validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances.

5.                  Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for Company’s sole benefit and may be waived by Company at any time in its sole discretion:

5.1.            Investor shall have executed this Agreement and delivered the same to Company.

5.2.            Investor shall have executed the Security Agreement and delivered the same to Company.

5.3.            Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6.                  Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1.            Company shall have executed this Agreement and delivered the same to Investor.

6.2.            Company shall have delivered to Investor the duly executed Note in accordance with Section 1.2 above.

6.3.            Company shall have executed the Security Agreement and delivered the same to Investor.

6.4.            Company shall have delivered to Investor a fully executed Secretary’s Certificate evidencing Company’s approval of the Transaction Documents substantially in the form attached hereto as Exhibit C.

7.                  Miscellaneous. The provisions set forth in this Section 7 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

7.1.            Original Signature Pages. Each party agrees to deliver its original signature pages to the Transaction Documents to the other party within five (5) business days of the date hereof. Notwithstanding the foregoing, the Transaction Documents shall be fully effective upon exchange of electronic signature pages by the parties and payment of the Purchase Price by Investor. For the avoidance of doubt, the failure by either party to deliver its original signature pages to the other party shall not affect in any way the validity or effectiveness of any of the Transaction Documents, provided that such failure to deliver original signatures shall be a breach of the party’s obligations hereunder.

7.2.            Cross Default. Any Event of Default (as defined in the Note) shall be deemed a default under this Agreement and any default of this Agreement by Company shall be deemed an Event of Default under the Note, subject to the more-specific terms of the Note. Upon a default of this Agreement by Company, Investor shall have all those rights and remedies available at law or in equity, including without limitation those remedies set forth in the Note.

7.3.            Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that venue for Arbitration (as defined in Exhibit D) of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

7.4.            Arbitration. The parties shall submit all Claims (as defined in Exhibit D) arising under this Agreement or any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit D attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

7.5.            Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7.6.            Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7.7.            Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

7.8.            Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Guided Therapeutics, Inc.

Attn: Gene Cartwright

5835 Peachtree Corners East

Suite D

Norcross, Georgia 30092

If to Investor:

Tonaquint, Inc.

Attn: John Fife, President

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

7.9.            Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

7.10.        Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

7.11.        Publicity. Company and Investor shall have the right to review a reasonable period of time before issuance of any press releases with respect to the transactions contemplated hereby.

7.12.        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.13.        Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

7.14.        Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (a) a Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note; or (b) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note, then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, deposition costs, and disbursements.

7.15.        Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.16.        Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

7.17.        Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the other Transaction Documents.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$1,275,000.00
Purchase Price:	$700,000.00

INVESTOR:

Tonaquint, Inc.

By: /s/ John M. Fife

John M. Fife, President

COMPANY:

Guided Therapeutics, Inc.

By: /s/ Gene S. Cartwright

Printed Name: Gene S. Cartwright

Title: President and CEO

ATTACHED EXHIBITS:

Exhibit	A Note
Exhibit	B Security Agreement
Exhibit	C Secretary’s Certificate
Exhibit	D Arbitration Provisions

Exhibit D

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit D, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The parties hereby agree that the arbitration provisions set forth in this Exhibit D (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted in Salt Lake County, Utah or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the Arbitration Panel (as defined below) shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the Arbitration Panel; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the Arbitration Panel’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Note) both before and after the award. Judgment upon the award of the Arbitration Panel will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Pursuant to Section 78B-11-105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3. Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1 Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 7.8 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 7.8 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 7.8 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2 The final Arbitration hearing will be heard by a three (3) person arbitration panel (“Arbitration Panel”). Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within ten (10) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, three (3) of the Proposed Arbitrators to act as the members of the Arbitration Panel. If Company fails to select three of the Proposed Arbitrators in writing within such 10-day period, then Investor may select such three arbitrators from the Proposed Arbitrators by providing written notice of such selection to Company. If Investor fails to identify the Proposed Arbitrators within the time period required above, then Company may at any time prior to Investor designating the Proposed Arbitrators, select the names of the five (5) Proposed Arbitrators.

Arbitration Provisions, Page 9

Investor may then, within ten (10) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, three (3) of the Proposed Arbitrators to serve on the Arbitration Panel. If Investor fails to select in writing and within such 10-day period the three members of the Arbitration Panel, then Company may select such three members of the Arbitration Panel by providing written notice of such selection to Investor. After the three members of the Arbitration Panel are selected, Investor shall designate in writing to Company the name of one of such three arbitrators to serve as the lead arbitrator (the “Lead Arbitrator”). Subject to Paragraph 3.12 below, the cost of the arbitrators must be paid equally by both parties; provided, however, that if one party refuses or fails to pay its portion of the arbitrators’ fees, then the other party can advance such unpaid amounts (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the Arbitration Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators shall be selected under the then prevailing rules of the American Arbitration Association. The date that all three selected arbitrators agree in writing to serve as the arbitrators hereunder is referred to herein as the “Arbitration Commencement Date”.

3.3 An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the Arbitration Panel is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4 The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the Arbitration Panel hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the Arbitration Panel may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5 Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a) The Lead Arbitrator will be responsible for determining all issues regarding discovery.

(b) Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(c) No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6 Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the Lead Arbitrator, before the responding party has any obligation to produce or respond.

Arbitration Provisions, Page 10

(a) All discovery requests must be submitted in writing to the Lead Arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the Lead Arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, the Lead Arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the Lead Arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the Lead Arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the Lead Arbitrator) within a certain period of time as determined by the Lead Arbitrator.

(b) In order to allow a written discovery request, the Lead Arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The Lead Arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the Lead Arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c) Discovery deadlines will be set forth in a scheduling order issued by the Lead Arbitrator. The parties hereby authorize and direct the Lead Arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7 Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the Lead Arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8 All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the Lead Arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9 The parties hereby authorize and direct the Arbitration Panel to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the Arbitration Panel must be made within 150 days after the Arbitration Commencement Date. The Lead Arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the Arbitration Panel to render a decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the Arbitration Panel.

3.10 The decision of the Arbitration Panel shall be determined by majority vote of the arbitrators. The Arbitration Panel shall have the right to award or include in the Arbitration Panel’s award any relief which the Arbitration Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Arbitration Panel may not award exemplary or punitive damages. The Arbitration Panel shall select a single arbitrator to prepare the written decision of the Arbitration Panel.

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3.11 If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12 The Arbitration Panel is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrators, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

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